Distribution Solutions Group Announces
Fiscal 2023 Third Quarter Results
Strong Cash Flows as Growth Continues

FORT WORTH, TEXAS, November 2, 2023 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the third quarter ended September 30, 2023. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

Third Quarter 2023 Summary(1)

•Total revenue increased $91.8 million, or 26.4%, to $438.9 million which included $106.3 million of revenue from 2022 and 2023 acquisitions. Consolidated organic revenue declined 4.2% for the quarter, primarily driven by softness in the Industrial Technologies (TestEquity) vertical.
•Operating income was $12.8 million, reflecting higher intangible amortization from our recent acquisitions and $13.9 million of non-recurring severance, acquisition-related retention costs, stock-based compensation and other non-recurring items as compared to operating income of $22.0 million in the prior year quarter. Adjusted operating income excluding these items was $26.7 million compared to $25.7 million a year ago quarter.
•Adjusted EBITDA grew 26% to $43.7 million compared to $34.7 million in the prior year quarter. Adjusted EBITDA margin was 10.0% in both periods. As anticipated in the early months following the Hisco acquisition, Hisco decreased Adjusted EBITDA margins by approximately 70bps for the third quarter. Excluding the Hisco acquisition, Adjusted EBITDA margin was 10.7%.
•Diluted loss per share was $0.03 for the quarter compared to diluted income per share of $0.42 in the year-ago quarter on higher depreciation and amortization expenses and a higher share count in the third quarter of 2023. Non-GAAP adjusted diluted earnings per share was $0.17 compared to $0.32 for the same period a year ago.
•The Company generated $47 million of cash flows from operations for the quarter and ended the quarter with $80.5 million of unrestricted cash on hand and $198.3 million of availability under its committed credit facility. Net debt leverage was 2.9x as of the end of the quarter.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.
Share and per share data for all periods presented reflect two-for-one stock split.

Bryan King, CEO and Chairman of the Board, said, “We delivered a strong quarter with Adjusted EBITDA growing nearly 26% and a 10.7% Adjusted EBITDA margin excluding the Hisco impact. Revenue grew slightly more than 26% primarily from recent acquisition activity. For the first nine months of fiscal 2023, we generated significant cash flows from operating activities of $74 million, of which $47 million was realized in the third quarter, demonstrating the power of scale, solid margins in each of our business verticals and our focus on working capital efficiency.

"Our third quarter included a full quarter of Hisco results, which we acquired in June. We are well underway integrating Hisco's business into TestEquity and continue to recognize the benefits of building a broader customer base and reach, a larger geographic footprint and an enhanced product offering. While it's still in the early days of integration with the rest of DSG, we are discovering additional opportunities Hisco offers to achieve revenue and cost synergies across the entire group.

"One of our key strengths is that we support a diverse customer base in growing end markets. We are closely monitoring the demand environment in light of the continued tightening monetary policy, as well as fluctuations in customer ordering patterns. While some markets inevitably fluctuate, we continue to strategically invest in initiatives which generate long-term profitable growth and cash flow across the DSG platform. We are proactively identifying margin improvement and cost savings opportunities and are taking steps to sustainably improve our business to mitigate sales and margin risks for the remainder of 2023 and into 2024. Our asset-light business model, combined with our focus on growing operating cash flows and accelerating returns on invested capital, positions us well to enhance long-term shareholder value," concluded Mr. King.

The following represents a summary of certain operating results for each reportable segment and our All Other category (unaudited). See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

	Lawson Products		Gexpro Services		TestEquity		All Other		Consolidated DSG
(Dollars in thousands)	Q3 2023	Q3 2022	Q3 2023	Q3 2022	Q3 2023	Q3 2022	Q3 2023	Q3 2022	Q3 2023	Q3 2022
GAAP Revenue	$114,477	$109,418	$103,232	$103,749	$207,657	$116,709	$13,543	$17,275	$438,909	$347,151
GAAP Operating income	$10,643	$5,352	$7,332	$7,992	$(5,027)	$7,576	$(165)	$1,107	$12,783	$22,027

Adjusted EBITDA	$16,721	$9,670	$11,552	$12,485	$14,298	$10,122	$1,132	$2,423	$43,703	$34,700

GAAP Operating income as a percent of GAAP Revenue	9.3%	4.9%	7.1%	7.7%	(2.4)%	6.5%	(1.2)%	6.4%	2.9%	6.3%
Adjusted EBITDA as a percent of GAAP Revenue	14.6%	8.8%	11.2%	12.0%	6.9%	8.7%	8.4%	14.0%	10.0%	10.0%

Note Regarding Reverse Merger Accounting

As a result of the April 1, 2022 strategic combination of Lawson Products, Gexpro Services and TestEquity, the Company's financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the periods following the April 1, 2022 merger closing date. GAAP results for the three and nine months ended September 30, 2022 include the combined results of Gexpro Services and TestEquity, and the results of Lawson Products only subsequent to April 1, 2022. GAAP results for the three and nine months ended September 30, 2023 include the results of Lawson Products, Gexpro Services and TestEquity.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss third quarter 2023 results at 9:00 a.m. Eastern Time on November 2, 2023. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 881987. A replay of the conference call will be available by telephone approximately two hours after completion of the call through November 16, 2023. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 49043. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 170,000 customers in several diverse end markets supported by approximately 3,800 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K, which should be reviewed carefully. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties or expenditures relating to the mergers; (ii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; (iii) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected; and (iv) the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has acquired or has otherwise combined with, that DSG may not achieve the anticipated synergies contemplated with respect to any such business or transactions and that certain assumptions with respect to such business or transactions could prove to be inaccurate.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$80,456	$24,554
Restricted cash	20,703	186
Accounts receivable, less allowances	238,543	166,301
Inventories, net	313,337	264,374
Prepaid expenses and other current assets	36,538	22,773
Total current assets	689,577	478,188
Property, plant and equipment, net	111,949	64,395
Rental equipment, net	26,320	27,139
Goodwill	397,762	348,048
Deferred tax asset	55	189
Intangible assets, net	265,319	227,994
Cash value of life insurance	18,001	17,166
Right of use operating lease assets	79,791	46,755
Other assets	7,194	5,736
Total assets	$1,595,968	$1,215,610
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,140	$80,486
Current portion of long-term debt	32,335	16,352
Current portion of lease liabilities	13,241	9,964
Accrued expenses and other current liabilities	97,191	62,677
Total current liabilities	249,907	169,479
Long-term debt, less current portion, net	550,526	395,825
Lease liabilities	70,353	39,828
Deferred tax liability	24,452	23,834
Other liabilities	24,621	23,649
Total liabilities	919,859	652,615
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,479,256 and 39,460,724 shares, respectively Outstanding - 46,844,598 and 38,833,568 shares, respectively	46,845	38,834
Capital in excess of par value	670,287	572,379
Retained deficit	(18,377)	(25,736)
Treasury stock – 634,658 and 627,156 shares, respectively	(12,697)	(12,526)
Accumulated other comprehensive income (loss)	(9,949)	(9,956)
Total stockholders’ equity	676,109	562,995
Total liabilities and stockholders’ equity	$1,595,968	$1,215,610

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue	$438,909	$347,151	$1,165,163	$822,572
Cost of goods sold	293,612	227,984	750,972	547,966
Gross profit	145,297	119,167	414,191	274,606

Selling, general and administrative expenses	132,514	97,140	370,911	245,478

Operating income (loss)	12,783	22,027	43,280	29,128

Interest expense	(12,895)	(6,097)	(30,057)	(16,704)
Loss on extinguishment of debt	—	—	—	(3,395)
Change in fair value of earnout liabilities	667	9,641	646	3,948
Other income (expense), net	(1,133)	(550)	(2,869)	224

Income (loss) before income taxes	(578)	25,021	11,000	13,201
Income tax expense (benefit)	990	8,480	3,637	3,912

Net income (loss)	$(1,568)	$16,541	$7,363	$9,289

Basic income (loss) per share of common stock	$(0.03)	$0.43	$0.17	$0.27

Diluted income (loss) per share of common stock	$(0.03)	$0.42	$0.17	$0.27

Basic weighted average shares outstanding	46,737,443	38,879,992	44,216,541	34,287,628

Diluted weighted average shares outstanding	46,737,443	39,306,708	44,597,419	34,914,134

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income (loss)	$7,363	$9,289
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	47,316	31,314
Amortization of debt issue costs	1,662	1,419
Extinguishment of debt	—	3,395
Stock-based compensation	5,441	445
Compensation expense related to employee share purchases	427	—
Change in fair value of earnout liabilities	(646)	(3,948)
Gain on sale of rental equipment	(1,929)	(2,463)
Gain on sale of property, plant and equipment	(86)	—
Charge for step-up of acquired inventory	2,866	2,703
Net realizable value and reserve adjustment for obsolete and excess inventory	—	5,551
Bad debt expense	1,045	564
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,329)	(30,795)
Inventories	9,639	(43,857)
Prepaid expenses and other current assets	(7,288)	(2,224)
Accounts payable	10,552	1,687
Accrued expenses and other current liabilities	5,587	1,316
Other changes in operating assets and liabilities	433	6,324
Net cash provided by (used in) operating activities	74,053	(19,280)
Investing activities
Purchases of property, plant and equipment	(11,180)	(4,954)
Business acquisitions, net of cash acquired	(252,007)	(113,681)
Purchases of rental equipment	(7,735)	(7,913)
Proceeds from sale of rental equipment	4,202	5,998
Net cash provided by (used in) investing activities	(266,720)	(120,550)
Financing activities
Proceeds from revolving lines of credit	174,587	302,044
Payments on revolving lines of credit	(295,816)	(237,370)
Proceeds from term loans	305,000	445,630
Payments on term loans	(11,250)	(343,662)
Deferred financing costs	(3,419)	(11,956)
Proceeds from rights offering, net of offering costs of $1,531	98,469	—
Repurchase of common stock	—	(1,940)
Shares repurchased held in treasury	(171)	(469)
Proceeds from employees for share purchases	3,253	—
Payment of financing lease principal	(358)	(457)
Payment of earnout	(1,000)	—
Net cash provided by (used in) financing activities	269,295	151,820
Effect of exchange rate changes on cash and cash equivalents	(209)	(1,309)
Increase (decrease) in cash, cash equivalents and restricted cash	76,419	10,681
Cash, cash equivalents and restricted cash at beginning of period	24,740	14,671
Cash, cash equivalents and restricted cash at end of period	$101,159	$25,352
Cash and cash equivalents	$80,456	$25,171
Restricted cash	20,703	181
Total cash, cash equivalents and restricted cash	$101,159	$25,352

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2023	2022
Revenue:
Lawson Products	$114,477	$109,418
Gexpro Services	103,232	103,749
TestEquity	207,657	116,709
Other	13,543	17,275
Total	$438,909	$347,151

Operating Income:
Lawson Products	$10,643	$5,352
Gexpro Services	7,332	7,992
TestEquity	(5,027)	7,576
Other	(165)	1,107
Total	$12,783	$22,027

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes for all periods certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2023 and 2022. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Operating Income to Non-GAAP Adjusted EBITDA
Q3 2023 and Q3 2022
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		All Other		Consolidated DSG
Quarter Ended	Q3 2023	Q3 2022	Q3 2023	Q3 2022	Q3 2023	Q3 2022	Q3 2023	Q3 2022	Q3 2023	Q3 2022
GAAP Revenue	$114,477	$109,418	$103,232	$103,749	$207,657	$116,709	$13,543	$17,275	$438,909	$347,151
GAAP Operating income	$10,643	$5,352	$7,332	$7,992	$(5,027)	$7,576	$(165)	$1,107	$12,783	$22,027

Depreciation and amortization	4,069	2,009	4,069	4,065	8,322	1,896	550	1,009	17,010	8,979
Adjustments:
Merger and acquisition related costs(1)	995	1,556	135	374	(1,535)	472	311	—	(94)	2,402
Stock-based compensation(2)	1,049	(3,568)	—	—	—	—	—	—	1,049	(3,568)
Severance and acquisition related retention expenses(3)	73	763	16	—	10,388	178	1	3	10,478	944
Inventory net realizable value adjustment(4)	—	1,737	—	—	—	—	—	—	—	1,737
Inventory step-up(5)	—	778	—	—	2,150	—	—	304	2,150	1,082
Other non-recurring(6)	(108)	1,043	—	54	—	—	435	—	327	1,097

Adjusted EBITDA	$16,721	$9,670	$11,552	$12,485	$14,298	$10,122	$1,132	$2,423	$43,703	$34,700

GAAP Operating income as a percent of GAAP Revenue	9.3%	4.9%	7.1%	7.7%	(2.4)%	6.5%	(1.2)%	6.4%	2.9%	6.3%

Adjusted EBITDA as a percent of GAAP Revenue	14.6%	8.8%	11.2%	12.0%	6.9%	8.7%	8.4%	14.0%	10.0%	10.0%

(1)Transaction and integration costs related to the Mergers and other acquisitions
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(3)Includes severance expense for actions taken in 2023 and 2022 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(4)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in our records
(5)Inventory fair value step-up adjustment for Lawson resulting from the reverse merger acquisition accounting and acquisition accounting for additional acquisitions completed by Gexpro Services or TestEquity
(6)Other non-recurring costs consist of non-capitalized deferred financing costs incurred in conjunction with the 2023 credit agreement amendment, certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2023		September 30, 2022
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss) as reported per GAAP	$(1,568)	$(0.03)	$16,541	$0.42

Pretax adjustments:
Stock-based compensation	1,049	0.02	(3,568)	(0.09)
Merger and acquisition related costs	(94)	—	2,402	0.06
Severance and acquisition related retention expenses	10,478	0.22	944	0.02
Change in fair value of earnout liabilities	(667)	(0.01)	(9,641)	(0.25)
Inventory net realizable value adjustment	—	—	1,737	0.04
Inventory step-up	2,150	0.05	1,082	0.03
Other non-recurring	327	0.01	1,097	0.03
Total pretax adjustments	13,243	0.28	(5,947)	(0.15)
Tax effect on adjustments(1)	(3,867)	(0.08)	2,016	0.05
Total adjustments, net of tax	9,376	0.20	(3,931)	(0.10)
Non-GAAP adjusted net income	$7,808	$0.17	$12,610	$0.32

(1)Tax effected at the estimated full year tax rate of 29.2% considering the pretax adjustments and the quarterly tax rate of 33.9% for the three months ended September 30, 2023 and 2022, respectively.
(2)Pretax adjustments to diluted EPS calculated on 46.737 million and 39.307 million diluted shares for the third quarter of 2023 and 2022, respectively.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income
Q3 2023 and Q3 2022
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2023	2022
GAAP Operating income	$12,783	$22,027

Gross profit adjustments:
Inventory step-up(1)	2,150	1,082
Inventory net realizable value adjustment(2)	—	1,737
Total Gross profit adjustments	2,150	2,819

Selling, general and administrative expenses adjustments:
Merger and acquisition related costs(3)	(94)	2,402
Stock-based compensation(4)	1,049	(3,568)
Severance and acquisition related retention expenses(5)	10,478	944
Other non-recurring(6)	327	1,097
Total Selling, general and administrative adjustments	11,760	875

Total adjustments	13,910	3,694
Non-GAAP Adjusted operating income	$26,693	$25,721

(1)Inventory fair value step-up adjustment for Lawson resulting from the reverse merger acquisition accounting and acquisition accounting for additional acquisitions completed by Gexpro Services or TestEquity
(2)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in our records
(3)Transaction and integration costs related to the Mergers and other acquisitions
(4)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(5)Includes severance expense for actions taken in 2023 and 2022 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(6)Other non-recurring costs consist of non-capitalized deferred financing costs incurred in conjunction with the 2023 credit agreement amendment, certain non-recurring strategic projects and other non-recurring items

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207